UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 30, 2006

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On March 30, 2006, the registrant (“Company”) entered into a Retirement Agreement with Larry B. Martin, an executive officer of the Company named in its 2006 proxy statement. Among other things, the Agreement provides that:

a)	Mr. Martin has agreed to retire effective June 30, 2006.

b)	Mr. Martin has agreed to comply with certain non-competition, non-solicitation, and other covenants, and has given the Company a release.

c)	Mr. Martin is to be paid one year of salary in a $482,000 lump sum.

d)

Mr. Martin is to receive a monthly non-qualified pension benefit in accordance with the terms of the Company's Pension Restoration Plan except that the Company has agreed to waive the requirement for working until age 65 to receive this benefit and the first six monthly payments under this plan will be delayed and paid in a lump sum six months after Mr. Martin’s retirement date. The monthly benefit (in accordance with the terms of the Company's Pension Restoration Plan) is estimated to be approximately $4,900. Mr. Martin will be age 58 at the time of his retirement.

e)

Approximately six months after retirement, Mr. Martin is to receive a one time lump sum payment of $1,330,000, which is the approximate present value of adding five years to his actual service for the purpose of determining his nonqualified pension benefit. This payment will not have any effect on, and Mr. Martin will receive no additional service credit for, his qualified defined pension benefit.

f)	Mr. Martin’s previously-granted unvested conventional and PARSAP restricted stock, which aggregates 30,236 shares, is to vest upon retirement.

g)

A percentage of each of Mr. Martin’s currently outstanding LTIP awards is to be paid. The amount of each LTIP award is to be calculated using the same performance formula, and is to be paid at the same time, as if Mr. Martin had not retired. However, his LTIP awards are to be prorated based on full years worked by Mr. Martin during each applicable performance period. LTIP payouts are not guaranteed; payment will not be made if it is not warranted by Company results in accordance with the terms and conditions of the program.

The Agreement does not alter benefits and rights under the Company’s qualified pension plan, stock options, deferred compensation not mentioned above, or other plans or programs not mentioned above.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description

10.17	Conformed copy of Larry B. Martin Retirement Agreement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: March 31, 2006	By: /s/ Marlin L. Mosby III

Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description

10.17	Conformed copy of Larry B. Martin Retirement Agreement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.